Registration No.
_______________________________________________________________________________

                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549
         __________________________________________________

                              FORM S-8
                       REGISTRATION STATEMENT
                                UNDER
                     THE SECURITIES ACT OF 1933
                    ____________________________

              Delaware                                         22-1970303
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   (State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                           Identification No.)

                           1830 Route 130
                    Burlington, New Jersey 08016
                    ----------------------------
              (Address of Principal Executive Offices)

                   COHOES FASHIONS, INC. EMPLOYEES'
                         401(k) SAVINGS PLAN
-------------------------------------------------------------------------------
                      (Full title of the plan)

                         Paul C. Tang, Esq.
                           General Counsel
            Burlington Coat Factory Warehouse Corporation
                           1830 Route 130
                     Burlington, New Jersey  08016
-------------------------------------------------------------------------------
               (Name and address of agent for service)
                        (609) 387-7800
-------------------------------------------------------------------------------
    (Telephone number, including area code, of agent for service)

                   Calculation of Registration Fee
_______________________________________________________________________________

                                        Proposed     Proposed
                                        Maximum      Maximum
                                        Offering     Aggregate    Amount of
Title of Securities    Amount to be     Price per    Offering     Registration
to be Registered       Registered       Share (2)    Price (2)    Fee (2)
-------------------------------------------------------------------------------
Common Stock            50,000          $16.8125     $840,625     $233.70
par value $1.00
per share
-------------------------------------------------------------------------------

(1) This Registration Statement also relates to an indeterminate number of additional shares of Common Stock that may be issuable as a result of stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) and Rule 457(c). The maximum aggregate offering price is based on 50,000 shares available for issuance under the 401(k)
Profit Sharing Plan, multiplied by the average of the high and low sales prices of such securities on the New York Stock Exchange on May 17, 1999.

                                                            Page 1 of 57


      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        There are hereby incorporated by reference: (i) the Registrant's Annual Report on Form 10-K for the fiscal year ended May 30, 1998; (ii) the Registrant's Quarterly Reports on Form 10-Q for the quarters ended August 29, 1998, November 28, 1998 and February 27, 1999; and (iii) the description of the Registrant's Common Stock, par value $1.00 per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A dated
November 19, 1984 and the section entitled "Description of Capital Stock" of the Company's prospectus dated June 9, 1983 filed pursuant to Rule 424(b) of the Securities Act.

        All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4. DESCRIPTION OF SECURITIES

        Not applicable.  See instructions to Item 4.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not Applicable.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Registrant's Certificate of Incorporation requires the Registrant to indemnify its directors and officers to the fullest extent permitted by Delaware law.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.


                                                            Page 2 of 57


ITEM 8.   EXHIBITS

          Exhibit                                                     Page No.
          -------                                                     --------

  4       Cohoes Fashions, Inc. Employees' 401(k) Savings Plan
          (As Amended and Restated Effective as of January 1, 1999)       8

  5       Opinion and Consent of Paul C. Tang, Esq.                      51

 24.1     Consent of Paul C. Tang, Esq.                              included in
                                                                     Exhibit 5

 24.2     Consent of Deloitte & Touche LLP                               53

 25       Power of Attorney                                              55


ITEM 9 .  REQUIRED UNDERTAKINGS

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               Provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required

                                                            Page 3 of 57


to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                                            Page 4 of 57


     Pursuant to the requirements of the Securities Act of 1933, the plan has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto authorized, in the City of Burlington, State of New Jersey, on this 19th day of May, 1999.

                                  Cohoes Fashions, Inc. Employees'
                                  401(k) Savings Plan


                     *                                     *
By:_______________________________    By:______________________________________
   Henrietta Milstein, Trustee           Monroe G. Milstein, Trustee
   Cohoes Fashions, Inc. Employees'      Cohoes Fashions, Inc. Employees'
   401(k) Savings Plan                   401(k) Savings Plan



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on May 19, 1999.

                                 Burlington Coat Factory Warehouse Corporation
                                                 (Registrant)


                                                      *
                                By:_________________________________________
                                    Monroe G. Milstein, President


       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


         Name                                      Title
         ----                                      -----


            *
_____________________________             Chairman of the Board of Directors,
Monroe G. Milstein                        President and Chief Executive
Officer                                   (principal executive officer)

            *
_____________________________             Vice President, Secretary and Director
Henrietta Milstein

            *
_____________________________             Vice President and Director
Andrew R. Milstein

                                                            Page 5 of 57


     Name                                     Title
     ----                                     -----

             *
______________________                Vice President and Director
Stephen E. Milstein

             *
______________________                Vice President and Director
Mark A. Nesci


             *
______________________                Controller (Principal Accounting Officer)
Robert L. LaPenta, Jr.


             *
______________________                Director
Harvey Morgan


             *
______________________                Director
Irving Drillings


*By: /s/ Paul C. Tang
    -----------------
     Paul C. Tang
     (Attorney-in-fact)


Date: May 19, 1999

                                                            Page 6 of 57


                           EXHIBIT INDEX


Exhibit No.      Description                                           Page No.
-----------      -----------                                           --------

   4             Cohoes Fashions, Inc. Employees' 401(k) Savings
                 Plan (As Amended and Restated Effective as of
                 January 1, 1999)                                          8

   5             Opinion and Consent of Paul C. Tang, Esq.                51

   24.1          Consent of Paul C. Tang, Esq.                      included in
                                                                     Exhibit 5

   24.2          Consent of Deloitte & Touche LLP                         53

   25            Power of Attorney                                        55

                                                            Page 7 of 57


                             EXHIBIT 4
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